Exhibit 99.1

Commerce Union Bancshares, Inc. to Change Name to Reliant Bancorp, Inc. Effective December 31, 2017

New Stock Symbol RBNC

BRENTWOOD, Tenn.--(BUSINESS WIRE)--December 29, 2017--Commerce Union Bancshares, Inc. (“Commerce Union”) (Nasdaq: CUBN), the parent company for Reliant Bank, announced today that it will change its name to Reliant Bancorp, Inc. effective December 31, 2017. The change will precede the company’s pending merger with Community First, Inc. (“Community First”), the parent company for Community First Bank & Trust located in Columbia, Tennessee, which is expected to be completed on January 1, 2018.

The company’s stock will begin trading under the new ticker symbol “RBNC” on January 2, 2018, the first day of trading in the new year.

The Community First merger, when completed, will create the fourth largest community bank by assets headquartered in the Nashville-Davidson-Murfreesboro-Franklin, TN Metropolitan Statistical Area, based upon financial data as of September 30, 2017. On a pro forma basis as of September 30, 2017, the combined company will have assets of approximately $1.5 billion, deposits of approximately $1.3 billion, and gross loans of approximately $1.1 billion, and will operate 15 branches, two loan and deposit production offices, and two mortgage services locations throughout Middle Tennessee and Chattanooga.

DeVan D. Ard, Jr., Chairman, President, and Chief Executive Officer of Commerce Union Bancshares, Inc., commented, “We expect to report record assets, loans and deposits for Reliant Bancorp, Inc. for 2017, prior to our merger with Community First. The addition of Community First in 2018 will provide our shareholders with a much stronger base to grow our combined operations in the future. We are excited about the future of Reliant Bancorp, Inc. and look forward to building the Reliant brand across our markets in Middle Tennessee and Chattanooga.”

About Commerce Union and Reliant Bank

Commerce Union Bancshares, Inc. is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Sumner and Williamson counties, Tennessee, along with loan and deposit production offices in Rutherford and Hamilton counties, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of September 30, 2017, Commerce Union had approximately $1 billion in total assets, approximately $749 million in loans and approximately $840 million in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Commerce Union of the merger, Commerce Union’s future financial and operating results (including the anticipated impact of the transaction on the combined company’s earnings per share and tangible book value) and Commerce Union’s plans, objectives and intentions.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Commerce Union to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the transaction may not be realized or may take longer than anticipated to be realized, (2) the ability of Commerce Union to meet expectations regarding the timing and completion and accounting and tax treatment of the transaction, (3) the effect of the announcement of the transaction on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers), (4) the risk that integration of Community First’s operations with those of Commerce Union will be materially delayed or will be more costly or difficult than expected, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, (6) the amount of the costs, fees, expenses, and charges related to the transaction, (7) reputational risk and the reaction of the parties’ customers, suppliers, employees or other business partners to the transaction, (8) the failure of any of the conditions to the closing of the transaction to be satisfied, or any unexpected delay in closing the transaction, (9) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (10) the dilution caused by Commerce Union’s issuance of additional shares of its common stock in the transaction, and (11) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in Commerce Union’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at http://www.sec.gov. Commerce Union believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Commerce Union disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

CONTACT:
Commerce Union Bancshares, Inc.
DeVan Ard, 615-221-2020
Chairman, President and Chief Executive Officer